*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on March 9, 2016.

WHOLE FOODS MARKET, INC.

WHOLE FOODS MARKET, INC.
550 BOWIE STREET
AUSTIN, TX 78703
Meeting Information
MeetingType:	Annual Meeting
For holders as of:	January 11, 2016
Date: March 9, 2016	Time: 8:00 a.m., local time
Location: The Fairmont San Francisco
950 Mason Street
San Francisco, California 94108

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT          ANNUAL REPORT

How to View Online:
Have the information that is printed in the box marked by the arrow ➔ XXXX XXXX XXXX XXXX  (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1)	BY INTERNET:	www.proxyvote.com
2)	BY TELEPHONE:	1-800-579-1639
3)	BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow ➔ XXXX XXXX XXXX XXXX  (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before February 24, 2016 to facilitate timely delivery.

— How To Vote —
Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow ➔ XXXX XXXX XXXX XXXX  (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends that you vote FOR the following director nominees:

1.	ELECTION OF DIRECTORS:

	01)	DR. JOHN ELSTROTT	07)	MORRIS (MO) SIEGEL
	02)	SHAHID (HASS) HASSAN	08)	JONATHAN SOKOLOFF
	03)	STEPHANIE KUGELMAN	09)	DR. RALPH SORENSON
	04)	JOHN MACKEY	10)	GABRIELLE SULZBERGER
	05)	WALTER ROBB	11)	WILLIAM (KIP) TINDELL, III
	06)	JONATHAN SEIFFER

The Board of Directors recommends you vote FOR the following company proposals:

2.	ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

3.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR FOR THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 25, 2016.

4.	RATIFICATION OF THE AMENDMENT OF OUR TEAM MEMBER STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE.

The Board of Directors recommends you vote AGAINST the following shareholder proposals:

5.	PROPOSAL ASKING OUR BOARD OF DIRECTORS TO ADOPT AND PRESENT FOR SHAREHOLDER APPROVAL REVISIONS TO THE COMPANY'S PROXY ACCESS BYLAW.

6.	PROPOSAL ASKING OUR BOARD OF DIRECTORS TO ADOPT A POLICY RELATED TO LIMITING ACCELERATION OF VESTING OF EQUITY UPON A CHANGE IN CONTROL.

7.	PROPOSAL ASKING THE COMPANY TO ISSUE A REPORT REGARDING OUR FOOD WASTE EFFORTS.

IF YOU GRANT A PROXY, THE PROXY HOLDERS WILL ALSO HAVE THE DISCRETION TO VOTE THESE SHARES ON ANY ADDITIONAL MATTERS PROPERLY PRESENTED FOR A VOTE AT THE MEETING IN ACCORDANCE WITH TEXAS LAW AND THE COMPANY'S BYLAWS.